                                                                Exhibit No. 99.1

                    BACK-UP CERTIFICATE ON TRUSTEE COMPLIANCE

                               IN CONNECTION WITH

        CERTIFICATION BY DEPOSITOR UNDER SECTION 302(a) OF THE SARBANES-
                  OXLEY ACT OF 2002 FOR CORPORATE ASSET BACKED
              CORPORATION ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
                          YEAR ENDED DECEMBER 31, 2002

I, Todd Winchel, acting on behalf of The Bank of New York, as trustee of each of the CABCO Trust for J.C. Penney Debentures, the CABCO Trust for Bellsouth Debentures, and the CABCO Trust for Florida P & L First Mortgage Bonds (collectively, the "Trusts") established by the registrant, certify that the trustee has fulfilled its obligations under the trust agreement for each of the Trusts for the time period covered by the above-referenced Annual Report on Form 10-K.

Date: March 31, 2003


                                        THE BANK OF NEW YORK, as
                                        Trustee of

                                        CABCO Trust for J.C. Penney
                                        Debentures;

                                        CABCO Trust for
                                        Bellsouth Debentures;

                                        CABCO Trust for Florida P & L
                                        First Mortgage Bonds

                                        By:     /s/ Todd Winchel
                                                --------------------------------
                                        Name:   Todd Winchel
                                        Title:  Vice President


                                      -11-